Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Third Quarter Net Income of $2.5 Million or $0.25 per Diluted Share

Renton, Washington – October 24, 2019 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended September 30, 2019, of $2.5 million, or $0.25 per diluted share, compared to net income of $3.3 million, or $0.33 per diluted share, for the quarter ended June 30, 2019, and $2.8 million, or $0.27 per diluted share, for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, net income was $7.8 million, or $0.77 per diluted share, compared to net income of $12.7 million, or $1.22 per diluted share, for the comparable nine-month period in 2018.

Fluctuations in the Company’s provision for loan and lease losses accounted for the majority of the difference in net income in the quarter ended September 30, 2019, compared to June 30, 2019. The Company recorded a $100,000 provision for loan losses in the quarter ended September 30, 2019, compared to an $800,000 recapture of provision for loan losses in the quarter ended June 30, 2019, and a $200,000 provision for loan losses in the quarter ended September 30, 2018. The provision for loan losses in the most recent quarter was primarily due to growth in loans receivable. The recapture of provision in the quarter ended June 30, 2019, was primarily related to a single construction loan that was classified as impaired; however, the Bank’s impairment analysis concluded that there were no anticipated losses from the loan, therefore funds previously allocated in the allowance for loan and lease loss calculations to this loan were recaptured during that quarter. All payments on the loan were current at both June 30, 2019, and September 30, 2019, and the loan is well collateralized. The provision for loan losses in the quarter ended September 30, 2018, was primarily due to growth in net loans receivable, partially offset by recoveries received on loans previously charged off.

“I am encouraged by the loan growth and progress being made on various initiatives throughout the Bank,” stated Joseph W. Kiley III, President and Chief Executive Officer. “We continue to build expertise in our efforts to expand the Bank’s product mix and diversify our balance sheet, hiring experienced business bankers, branch personnel and support staff. Our 12th branch office will open in Kirkland, Washington in the fourth quarter, as we continue to expand our footprint through deployment of micro branches with highly experienced bankers. We intend to continue to look for additional branch expansion opportunities to further support our growth,” concluded Kiley.

Net loans receivable totaled $1.08 billion at September 30, 2019, compared to $1.05 billion at June 30, 2019, and $995.6 million at September 30, 2018. The average balance of net loans receivable totaled $1.07 billion for the quarter ended September 30, 2019, compared to $1.05 billion for the quarter ended June 30, 2019, and $993.3 million for the quarter ended September 30, 2018.

Additional highlights for the quarter ended September 30, 2019:
•
Total loans grew by $31.0 million in the quarter to $1.10 billion led by an increase of $9.7 million in multifamily residential real estate, $9.1 million in one-to-four family residential, $8.6 million in classic auto consumer loans, and $4.8 million in construction/land loans, partially offset by lower non-residential commercial real estate loans.

•
Total deposits declined slightly to $1.02 billion at September 30, 2019, compared to $1.03 billion at June 30, 2019, but up from $916.3 million at September 30, 2018. Organic deposit growth was $33.3 million, increasing to $878.2 million in the quarter ended September 30, 2019, while brokered deposits declined $42.2 million to $138.6 million. Noninterest-bearing deposits increased modestly to $49.4 million at September 30, 2019.

•	The Company’s book value per share was $15.06 at September 30, 2019, compared to $14.83 at June 30, 2019, and $14.17 at September 30, 2018.
•
The Company repurchased 87,852 shares during the quarter at an average price of $14.05 per share pursuant to its stock repurchase plan, which commenced on July 30, 2019, and is set to expire on December 17, 2019. The plan authorizes the repurchase of up to 520,000 shares of the Company’s common stock, or approximately 5.0% of its outstanding shares. A total of 432,148 shares remain available for repurchase under the plan at September 30, 2019.

•	The Bank’s Tier 1 leverage and total capital ratios at September 30, 2019, were 10.1% and 14.4%, respectively, compared to 10.3% and 14.7% at June 30, 2019, and 10.4% and 14.8% at September 30, 2018.
•	Based on management’s evaluation of the adequacy of the Allowance for Loan and Lease Losses (“ALLL”), there was a $100,000 provision for loan losses during the quarter ended September 30, 2019.
The ALLL represented 1.20% of total loans receivable, net of undisbursed funds, at September 30, 2019, compared to 1.22% at June 30, 2019, and 1.30% at September 30, 2018. Nonperforming assets totaled $591,000 at September 30, 2019, compared to $600,000 at June 30, 2019, and $967,000 at September 30, 2018.
The following table presents a breakdown of nonperforming assets (unaudited):
	Sep 30,	Jun 30,	Sep 30,	Three Month	One Year
	2019	2019	2018	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$98	$103	$113	$(5)	$(15)
Commercial real estate	─	─	325	─	(325)
Consumer	39	43	46	(4)	(7)
Total nonperforming loans	137	146	484	(9)	(347)

Other real estate owned (“OREO”)	454	454	483	─	(29)

Total nonperforming assets (1)	$591	$600	$967	$(9)	$(376)

Nonperforming assets as a
percent of total assets	0.05%	0.05%	0.08%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms at September 30, 2019.

OREO remained at $454,000 for both September 30, 2019, and June 30, 2019, but declined from $483,000 at September 30, 2018, as a result of a write down in value of the two remaining OREO properties during the quarter ended March 31, 2019.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs. At September 30, 2019, TDRs totaled $6.6 million, compared to $6.7 million at June 30, 2019, and $13.2 million at September 30, 2018.

Net interest income for both the quarters ended September 30, 2019, and June 30, 2019, totaled $9.7 million, compared to $10.1 million for the quarter ended September 30, 2018. Net interest income remained stable in the current quarter compared to the quarter ended June 30, 2019, and was down from the quarter ended September 30, 2018, despite higher average net loan balances than both prior periods as deposit repricing lagged the reduction in market rates.

Total interest income increased to $15.2 million during the quarter ended September 30, 2019, compared to $14.9 million in the quarter ended June 30, 2019, and $13.9 million for the quarter ended September 30, 2018. The increase in total interest income from the prior periods was due primarily to the higher average net loan balances in the quarter ended September 30, 2019.

Total interest expense increased to $5.6 million for the quarter ended September 30, 2019, compared to $5.2 million for the quarter ended June 30, 2019, and $3.8 million for the quarter ended September 30, 2018. The higher level of interest expense in the quarter ended September 30, 2019, was due primarily to higher interest paid on money market and certificates of deposit in a continuing competitive marketplace for deposits, partially offset by lower interest expense related to Federal Home Loan Bank (“FHLB”) advances and other borrowings. The balance of brokered certificates of deposits totaled $138.6 million at September 30, 2019, compared to $180.8 million at June 30, 2019, and $102.1 million at September 30, 2018. The Bank replaced a portion of its callable brokered certificates of deposit portfolio with lower rate alternatives in the quarter ended September 30, 2019. Specifically, in addition to replacing certain maturing brokered deposits with short term FHLB advances, the Bank redeemed $17.4 million in callable brokered deposits with a weighted average rate of 3.17% and weighted average remaining term of 2.4 years. These funds were replaced with lower rate FHLB advances and a concurrent 5-year, $15.0 million notional pay fixed interest rate swap for which the Bank will pay 1.44% monthly and in exchange will receive variable rate amounts from the interest rate swap counter party based on one-month LIBOR. Based on current interest rates, this redemption is estimated to save the Bank in excess of $600,000 over the next 2.4 years compared to what would have been paid on the redeemed callable brokered deposits if the call options were not exercised. This redemption accelerated approximately $60,000 in unamortized fees relating to the original acquisition of the callable brokered deposits, increasing interest expense by this amount in the quarter ended September 30, 2019. Advances from the FHLB totaled $121.0 million at September 30, 2019, compared to $105.0 million at June 30, 2019, and $149.0 million at September 30, 2018. The average cost of FHLB advances was 2.02% for the quarter ended September 30, 2019, compared to 2.28% for the quarter ended June 30, 2019, and 2.05% for the quarter ended September 30, 2018.

The following table presents a breakdown of our total deposits (unaudited):

	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$49,398	$49,219	$51,180	$179	$(1,782)
Interest-bearing demand	53,197	50,414	41,954	2,783	11,243
Statement savings	21,647	22,593	24,106	(946)	(2,459)
Money market	332,722	310,587	323,025	22,135	9,697
Certificates of deposit, retail (1)	421,274	412,134	373,931	9,140	47,343
Certificates of deposit, brokered	138,590	180,763	102,083	(42,173)	36,507
Total deposits	$1,016,828	$1,025,710	$916,279	$(8,882)	$100,549
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $34,000 at September 30, 2019, $41,000 at June 30, 2019, and $69,000 at September 30, 2018.

The following tables present an analysis of total deposits by branch office (unaudited):
	September 30, 2019
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$27,163	$21,905	$17,980	$208,086	$340,156	$-	$615,290
Landing	3,323	1,826	39	16,432	10,606	-	32,226
Woodinville (1)	2,287	2,130	672	13,303	6,996	-	25,388
Bothell	420	690	9	5,207	4,091	-	10,417
Crossroads	2,647	7,047	53	29,124	12,740	-	51,611
Kent (2)	134	2,657	6	4,524	849	-	8,170
Total King County	35,974	36,255	18,759	276,676	375,438	-	743,102

Snohomish County
Mill Creek	2,456	3,088	622	16,196	11,077	-	33,439
Edmonds	4,166	5,474	286	17,421	17,222	-	44,569
Clearview (1)	3,504	3,839	874	6,696	3,527	-	18,440
Lake Stevens (1)	1,817	1,935	509	6,216	3,666	-	14,143
Smokey Point (1)	1,481	2,606	597	9,517	10,344	-	24,545
Total Snohomish County	13,424	16,942	2,888	56,046	45,836	-	135,136

Total retail deposits	49,398	53,197	21,647	332,722	421,274	-	878,238
Brokered deposits	-	-	-	-	-	138,590	138,590
Total deposits	$49,398	$53,197	$21,647	$332,722	$421,274	$138,590	$1,016,828
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $34,000.
(2) Kent branch opened January 31, 2019.

	June 30, 2019
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
	(Dollars in thousands)
King County
Renton	$24,692	$22,315	$18,848	$196,902	$331,260	$-	$594,017
Landing	3,837	2,357	25	14,068	10,655	-	30,942
Woodinville (1)	1,737	2,107	610	13,466	7,019	-	24,939
Bothell	505	79	5	2,285	3,928	-	6,802
Crossroads	2,773	6,842	53	26,733	12,840	-	49,241
Kent (2)	51	1,773	47	3,859	793	-	6,523
Total King County	33,595	35,473	19,588	257,313	366,495	-	712,464

Snohomish County
Mill Creek	1,681	2,088	700	14,521	10,545	-	29,535
Edmonds	7,260	4,409	255	16,635	17,170	-	45,729
Clearview (1)	3,491	3,942	998	6,281	3,540	-	18,252
Lake Stevens (1)	1,955	1,938	439	5,625	4,012	-	13,969
Smokey Point (1)	1,237	2,564	613	10,212	10,372	-	24,998
Total Snohomish County	15,624	14,941	3,005	53,274	45,639	-	132,483

Total retail deposits	49,219	50,414	22,593	310,587	412,134	-	844,947
Brokered deposits	-	-	-	-	-	180,763	180,763
Total deposits	$49,219	$50,414	$22,593	$310,587	$412,134	$180,763	$1,025,710
(1) Balance of retail certificates of deposit for acquired branches are net of an unamortized aggregate fair value adjustment of $41,000.
(2) Kent branch opened January 31, 2019.

The net interest margin was 3.07% for the quarter ended September 30, 2019, compared to 3.23% for the quarter ended June 30, 2019, and 3.46% for the quarter ended September 30, 2018. The declines in the most recent two quarters were due to the increasing cost of liabilities and decreasing yields on interest earning assets between the periods. This continues to be a very challenging environment to acquire low-cost deposits. In addition, loan yields declined in each of the two most recent quarters, primarily related to the reduction in Prime and LIBOR lending rates.

Noninterest income for the quarter ended September 30, 2019, totaled $1.0 million, compared to $879,000 in the quarter ended June 30, 2019, and $841,000 in the quarter ended September 30, 2018. The increase in noninterest income for the quarter ended September 30, 2019, was due primarily to an $88,000 net gain on sale of investments, higher loan related fees and BOLI income recognition, partially offset by lower deposit related fees and wealth management revenue, compared to the quarter ended June 30, 2019. With the exception of BOLI income recognition and other noninterest income, all other categories of noninterest income were higher for the quarter ended September 30, 2019, compared to the quarter ended September 30, 2018.

Noninterest expense increased to $7.5 million for the quarter ended September 30, 2019, compared to $7.3 million in June 30, 2019, and $7.2 million in the quarter ended September 30, 2018. Noninterest expense increased as the Bank continued to pursue its branch expansion strategy, which resulted in higher salaries and benefits, occupancy and equipment and data processing expenses among others, partially offset by lower other general and administrative expenses and a $120,000 small bank assessment credit that reduced the regulatory assessment for the quarter ended September 30, 2019.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 11 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.
Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Three Month Change	One Year Change

Cash on hand and in banks	$7,615	$8,119	$7,167	(6.2)%	6.3%
Interest-earning deposits	6,103	22,579	19,094	(73.0)	(68.0)
Investments available-for-sale, at fair value	138,224	141,581	140,868	(2.4)	(1.9)
Loans receivable, net of allowance of $13,161, $13,057, and $13,116, respectively	1,083,850	1,052,676	995,557	3.0	8.9
Federal Home Loan Bank ("FHLB") stock, at cost	6,341	5,701	7,410	11.2	(14.4)
Accrued interest receivable	4,407	4,650	4,664	(5.2)	(5.5)
Deferred tax assets, net	1,202	1,379	2,092	(12.8)	(42.5)
Other real estate owned ("OREO")	454	454	483	0.0	(6.0)
Premises and equipment, net	22,346	21,944	21,277	1.8	5.0
Bank owned life insurance ("BOLI")	31,681	31,446	29,745	0.7	6.5
Prepaid expenses and other assets	4,242	5,101	4,460	(16.8)	(4.9)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible	1,005	1,042	1,153	(3.6)	(12.8)
Total assets	$1,308,359	$1,297,561	$1,234,859	0.8%	6.0%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$49,398	$49,219	$51,180	0.4%	(3.5)%
Interest-bearing deposits	967,430	976,491	865,099	(0.9)	11.8
Total deposits	1,016,828	1,025,710	916,279	(0.9)	11.0
Advances from the FHLB	121,000	105,000	149,000	15.2	(18.8)
Advance payments from borrowers for taxes and insurance	5,043	2,844	4,737	77.3	6.5
Accrued interest payable	382	461	541	(17.1)	(29.4)
Other liabilities	10,004	9,718	9,589	2.9	4.3
Total liabilities	1,153,257	1,143,733	1,080,146	0.8	6.8

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding
10,296,053 shares at September 30, 2019, 10,375,325 shares at June 30, 2019, and 10,914,556 shares at September 30, 2018	103	104	109	(1.0)%	(5.5)%
Additional paid-in capital	87,835	88,725	96,664	(1.0)	(9.1)
Retained earnings	71,592	69,976	65,004	2.3	10.1
Accumulated other comprehensive loss, net of tax	(1,042)	(1,309)	(2,550)	(20.4)	(59.1)
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,386)	(3,668)	(4,514)	(7.7)	(25.0)
Total stockholders' equity	155,102	153,828	154,713	0.8	0.3
Total liabilities and stockholders' equity	$1,308,359	$1,297,561	$1,234,859	0.8%	6.0%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Three Month Change	One Year Change
Interest income
Loans, including fees	$13,897	$13,606	$12,631	2.1%	10.0%
Investments available-for-sale	1,066	1,109	1,063	(3.9)	0.3
Interest-earning deposits with banks	158	48	59	229.2	167.8
Dividends on FHLB Stock	97	102	135	(4.9)	(28.1)
Total interest income	15,218	14,865	13,888	2.4	9.6
Interest expense
Deposits	5,037	4,330	2,912	16.3	73.0
FHLB advances and other borrowings	529	829	917	(36.2)	(42.3)
Total interest expense	5,566	5,159	3,829	7.9	45.4
Net interest income	9,652	9,706	10,059	(0.6)	(4.0)
Provision (recapture of provision) for loan losses	100	(800)	200	(112.5)	(50.0)
Net interest income after provision (recapture of provision) for loan losses	9,552	10,506	9,859	(9.1)	(3.1)

Noninterest income
Net gain on sale of investments	88	-	1	n/a	8,700.0
BOLI income	235	189	245	24.3	(4.1)
Wealth management revenue	245	261	145	(6.1)	69.0
Deposit related fees	179	205	167	(12.7)	7.2
Loan related fees	290	209	273	38.8	6.2
Other	2	15	10	(86.7)	(80.0)
Total noninterest income	1,039	879	841	18.2	23.5

Noninterest expense
Salaries and employee benefits	4,813	4,734	4,732	1.7	1.7
Occupancy and equipment	924	898	814	2.9	13.5
Professional fees	440	326	353	35.0	24.6
Data processing	478	397	356	20.4	34.3
OREO related expenses, net	1	1	1	0.0	0.0
Regulatory assessments	13	136	126	(90.4)	(89.7)
Insurance and bond premiums	95	88	95	8.0	0.0
Marketing	118	76	85	55.3	38.8
Other general and administrative	573	627	639	(8.6)	(10.3)
Total noninterest expense	7,455	7,283	7,201	2.4	3.5
Income before federal income tax provision	3,136	4,102	3,499	(23.5)	(10.4)
Federal income tax provision	631	798	707	(20.9)	(10.7)
Net income	$2,505	$3,304	$2,792	(24.2)%	(10.3)%

Basic earnings per share	$0.25	$0.33	$0.27
Diluted earnings per share	$0.25	$0.33	$0.27
Weighted average number of common shares outstanding	9,901,586	9,952,419	10,356,994
Weighted average number of diluted shares outstanding	9,991,011	10,046,355	10,468,802

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018	One Year Change
Interest income
Loans, including fees	$40,784	$38,103	7.0%
Investments available-for-sale	3,334	3,002	11.1
Interest-earning deposits with banks	246	141	74.5
Dividends on FHLB Stock	290	343	(15.5)
Total interest income	44,654	41,589	7.4
Interest expense
Deposits	13,189	7,623	73.0
FHLB advances and other borrowings	2,255	2,794	(19.3)
Total interest expense	15,444	10,417	48.3
Net interest income	29,210	31,172	(6.3)
Recapture of provision for loan losses	(300)	(4,200)	(92.9)
Net interest income after recapture of provision for loan losses	29,510	35,372	(16.6)

Noninterest income
Net gain (loss) on sale of investments	80	(20)	(500.0)
BOLI income	693	718	(3.5)
Wealth management revenue	702	400	75.5
Deposit related fees	555	503	10.3
Loan related fees	562	533	5.4
Other	26	16	62.5
Total noninterest income	2,618	2,150	21.8

Noninterest expense
Salaries and employee benefits	14,547	14,325	1.5
Occupancy and equipment	2,688	2,412	11.4
Professional fees	1,262	1,123	12.4
Data processing	1,393	1,031	35.1
OREO related expenses, net	33	4	725.0
Regulatory assessments	286	391	(26.9)
Insurance and bond premiums	288	355	(18.9)
Marketing	280	269	4.1
Other general and administrative	1,670	1,805	(7.5)
Total noninterest expense	22,447	21,715	3.4
Income before federal income tax provision	9,681	15,807	(38.8)
Federal income tax provision	1,927	3,071	(37.3)
Net income	$7,754	$12,736	(39.1)%

Basic earnings per share	$0.77	$1.24
Diluted earnings per share	$0.77	$1.22
Weighted average number of common shares outstanding	9,989,970	10,280,287
Weighted average number of diluted shares outstanding	10,091,631	10,405,315

The following table presents a breakdown of the loan portfolio, net of undisbursed funds (unaudited):
	September 30, 2019		June 30, 2019		September 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Commercial real estate:
Multifamily residential:
Micro-unit apartments	$13,877	1.3%	$13,943	1.3%	$14,141	1.4%
Other multifamily	157,275	14.3	147,517	13.8	162,380	16.1
Total multifamily residential	171,152	15.6	161,460	15.1	176,521	17.5

Non-residential:
Office	98,738	9.0	100,620	9.5	96,542	9.6
Retail	142,639	12.9	144,050	13.5	139,085	13.8
Mobile home park	23,070	2.1	21,533	2.0	15,649	1.5
Motel	27,572	2.5	27,725	2.6	17,201	1.7
Nursing Home	16,104	1.5	16,172	1.5	16,162	1.6
Warehouse	18,200	1.7	18,303	1.7	22,252	2.2
Storage	35,908	3.3	36,096	3.4	32,625	3.2
Other non-residential	19,659	1.8	19,703	1.8	20,746	2.1
Total non-residential	381,890	34.8	384,202	36.0	360,262	35.7

Construction/land:
One-to-four family residential	47,524	4.3	45,953	4.3	48,528	4.8
Multifamily	40,078	3.7	37,032	3.5	36,400	3.6
Commercial	15,913	1.5	13,793	1.3	11,086	1.1
Land development	6,400	0.6	8,356	0.8	6,994	0.7
Total construction/land	109,915	10.1	105,134	9.9	103,008	10.2

One-to-four family residential:
Permanent owner occupied	205,679	18.7	201,989	18.9	184,698	18.3
Permanent non-owner occupied	164,707	15.0	159,267	14.9	143,226	14.2
Total one-to-four family residential	370,386	33.7	361,256	33.8	327,924	32.5

Business:
Aircraft	14,186	1.3	14,459	1.4	10,172	1.0
Other business	23,321	2.1	21,899	2.1	19,483	1.9
Total business	37,507	3.4	36,358	3.5	29,655	2.9

Consumer:
Classic auto	14,636	1.3	6,056	0.6	-	0.0
Other consumer	11,815	1.1	11,834	1.1	12,419	1.2
Total consumer	26,451	2.4	17,891	1.7	12,419	1.2

Total loans	1,097,301	100.0%	1,066,301	100.0%	1,009,789	100.0%
Less:
Deferred loan fees, net	290		568		1,116
ALLL	13,161		13,057		13,116
Loans receivable, net	$1,083,850		$1,052,676		$995,557

Concentrations of credit: (1)
Construction loans as % of total capital	82.6%		80.1%		77.1%
Total non-owner occupied commercial real estate as % of total capital	444.9%		441.0%		454.5%
(1)	Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Sep 30	Jun 30	Mar 31,	Dec 31,	Sep 30
	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.75%	1.04%	0.63%	0.69%	0.90%
Return on equity	6.41	8.70	5.16	5.54	7.17
Dividend payout ratio	36.00	27.27	42.11	38.10	29.63
Equity-to-assets ratio	11.85	11.86	11.78	12.28	12.53
Tangible equity ratio (1)	11.73	11.72	11.64	12.13	12.38
Net interest margin	3.07	3.23	3.37	3.41	3.46
Average interest-earning assets to average interest-bearing liabilities	113.17	113.23	113.87	114.27	115.20
Efficiency ratio	69.73	68.80	73.06	72.18	66.06
Noninterest expense as a percent of average total assets	2.24	2.28	2.48	2.49	2.33
Book value per share	$15.06	$14.83	$14.50	$14.35	$14.17
Tangible book value per share (1)	14.88	14.64	14.32	14.17	13.99

Capital Ratios: (2)
Tier 1 leverage ratio	10.13%	10.34%	10.28%	10.37%	10.37%
Common equity tier 1 capital ratio	13.14	13.46	13.13	13.43	13.58
Tier 1 capital ratio	13.14	13.46	13.13	13.43	13.58
Total capital ratio	14.39	14.71	14.38	14.68	14.83

Asset Quality Ratios:
Nonperforming loans as a percent of total loans	0.01%	0.01%	0.01%	0.07%	0.05%
Nonperforming assets as a percent of total assets	0.05	0.05	0.05	0.10	0.08
ALLL as a percent of total loans	1.20	1.22	1.30	1.29	1.30
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.00)	(0.01)	(0.00)	(0.02)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$13,057	$13,808	$13,347	$13,116	$12,754
Provision (Recapture of provision)	100	(800)	400	200	200
Charge-offs	-	-	-	-	-
Recoveries	4	49	61	31	162
ALLL, end of the quarter	$13,161	$13,057	$13,808	$13,347	$13,116
(1) Tangible equity ratio and tangible book value are non-GAAP financial measures. Refer to page 13 for reconciliation between the GAAP and non‑GAAP financial measures.
(2) Capital ratios are for First Financial Northwest Bank only.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)

	At or For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
Yields and Costs:
Yield on loans	5.14%	5.19%	5.22%	5.13%	5.05%
Yield on investments available-for-sale	3.02	3.21	3.35	3.17	3.00
Yield on interest-earning deposits	2.24	2.33	2.50	2.27	1.92
Yield on FHLB stock	6.81	5.58	4.68	6.63	6.27
Yield on interest-earning assets	4.84%	4.94%	4.98%	4.88%	4.77%

Cost of interest-bearing deposits	2.00%	1.89%	1.76%	1.61%	1.40%
Cost of FHLB advances	2.02	2.28	2.26	2.12	2.05
Cost of interest-bearing liabilities	2.00%	1.94%	1.84%	1.68%	1.52%

Cost of total deposits	1.91%	1.80%	1.67%	1.53%	1.31%
Cost of funds	1.92	1.86	1.76	1.61	1.44

Average Balances:
Loans	$1,073,283	$1,051,894	$1,031,994	$1,006,905	$993,272
Investments available-for-sale	140,031	138,634	140,433	140,568	140,584
Interest-earning deposits	27,992	8,275	6,484	10,653	12,223
FHLB stock	5,649	7,337	7,888	6,886	8,540
Total interest-earning assets	$1,246,955	$1,206,140	$1,186,799	$1,165,012	$1,154,619

Interest-bearing deposits	$998,123	$919,306	$881,260	$883,672	$825,055
Borrowings	103,707	145,895	160,950	135,886	177,250
Total interest-bearing liabilities	$1,101,830	$1,065,201	$1,042,210	$1,019,558	$1,002,305
Noninterest-bearing deposits	47,613	48,137	47,002	47,580	53,982
Total deposits and borrowings	$1,149,443	$1,113,338	$1,089,212	$1,067,138	$1,056,287

Average assets	$1,319,777	$1,279,880	$1,258,902	$1,236,460	$1,225,189
Average stockholders' equity	155,057	152,267	152,850	154,958	154,444

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholders’ equity. Tangible assets are calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of its capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation between the GAAP and non-GAAP measures:

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
	(Dollars in thousands, except per share data)
Total stockholders' equity (GAAP)	$155,102	$153,828	$151,684	$153,738	$154,713
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,005	1,042	1,079	1,116	1,153
Tangible equity (Non-GAAP)	$153,208	$151,897	$149,716	$151,733	$152,671

Total assets (GAAP)	1,308,359	1,297,561	1,287,862	1,252,424	1,234,859
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	1,005	1,042	1,079	1,116	1,153
Tangible assets (Non-GAAP)	$1,306,465	$1,295,630	$1,285,894	$1,250,419	$1,232,817

Common shares outstanding at period end	10,296,053	10,375,325	10,457,625	10,710,656	10,914,556

Equity to assets ratio	11.85%	11.86%	11.78%	12.28%	12.53%
Tangible equity ratio	11.73	11.72	11.64	12.13	12.38
Book value per share	$15.06	$14.83	$14.50	$14.35	$14.17
Tangible book value per share	14.88	14.64	14.32	14.17	13.99